AGREEMENT

AGREEMENT entered into this 20th day of April, 2010 between GLOBAL TELESAT CORP., a Virginia corporation with offices at 51 Lyon Ridge Road, Katonah, New York 10536 (“GTC”) and SANSWIRE CORP., a Delaware corporation with offices at 17501 Biscayne Blvd, Suite 430, Aventura, Florida 33160 (“Sanswire”).

RECITALS

WHEREAS, Sanswire owns certain components to an Airship (defined herein) which requires further development work and funding before it can be marketed commercially to government and/or private users thereof; and

WHEREAS, GTC has certain existing and potential customers who may have an interest in purchasing or otherwise utilizing the Airship and, therefore, wishes to purchase an interest therein to provide the funding necessary to complete the requisite development work so that the Airship can be tested and demonstrated to potential customers, all on and subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises and consideration contained herein, the parties agree as follows:

ARTICLE 1
THE AIRSHIP

1.1.           The term “Airship” shall mean that singular airship to be delivered as per Section 1.2, designated “SkySat Serial No. 0001,” it’s envelope and outer shell and all of the components listed on Exhibit A hereto which has been designated and is known by “Skysat” and not the intellectual property related thereto and/or any license to build any additional Airships.

1.2.           Sanswire shall, at its sole cost and expense, deliver the Airship  to a destination and facility designated by GTC (the “Facility”).

1.3.           The Airship as delivered to the Facility will not have a complete system of required electronic components necessary to deliver a completed Airship.  The development work and activities contemplated by this Agreement will consist principally of completing and installing various electronic components for the Airship.  Sanswire will engage an engineering contractor approved by GTC to complete all of such development work and has estimated that the development activities will be completed no later than December 30, 2010.  Sanswire will report regularly to GTC with respect to the progress of the development work on the Airship and hereby authorizes GTC to discuss the same with the aforementioned engineering contractor and to inspect the development work at the Facility.  Sanswire will notify GTC when the development work has been completed.

1.4.           Notwithstanding any term or provision of this Agreement to the contrary, GTC’s obligations under this Agreement are conditioned upon and subject to GTC’s inspection of the Airship after it arrives at the Facility and GTC’s determination, in its sole discretion, that all of the components thereof have been delivered and are in satisfactory condition to perform the development work contemplated under this Agreement.

1.5.           Sanswire will provide to the aforementioned engineering contractor all required technical assistance and information relating to the Airship, including, without limitation, all necessary design materials, documents, and blueprints in order to assist such engineering contractor in the completion of the requisite development work on the Airship.

ARTICLE 2
PURCHASE PRICE; DEVELOPMENT FUNDING

2.1.           Subject to satisfaction of the conditions set forth in Section 1.4 hereof, GTC will purchase a 50% ownership interest in the Airship for a purchase price of $250,000 (the “Purchase Price”).

2.2.           The Purchase Price shall be payable as follows:

(i)           $50,000 within three (3) business days after satisfaction of the condition in Section 1.4 hereof;

(ii)           four (4) equal payments of $50,000 each on thirty (30) day intervals following the initial payment referred to in clause (i) above;

(iii)          In the event that GTC fails to make any of the payments under subsection (ii) above, when due, unless such failure is caused in whole or in part by a breach by Sanswire of any of its representations, warranties, covenants or obligations under this Agreement, then Sanswire can terminate this Agreement thereafter upon notice to GTC within thirty (30) days after any such failure, provided that it gives notice of any such payment failure to GTC and GTC fails to cure such failure within ten (10) days after receipt of any such notice.  If this Agreement is terminated, as aforesaid, neither Sanswire nor GTC shall have any further obligation hereunder or in connection herewith and GTC shall not have any ownership rights as contemplated herein

2.3.           Upon GTC’s payment of the final $50,000 referred to in Section 2.2(ii) above, Sanswire will execute and deliver to GTC a bill of sale in the form annexed hereto as Exhibit B

2.4.           Notwithstanding any provision of this Agreement to the contrary, in the event that the Airship is not delivered or, if so, but not thereafter approved by GTC as provided in Sections 1.2 and 1.4 hereof, in either case by April 30, 2010, GTC can terminate this Agreement at any time thereafter upon notice to Sanswire and without any further obligation of GTC hereunder or in connection herewith.

2.5.           Sanswire hereby acknowledges and agrees that the proceeds of the Purchase Price of $250,000 for the first 50% of the Airship will be used solely for completing the development work in connection with the Airship as contemplated hereunder and for no other purpose.  Sanswire shall, upon request of GTC, provide it with an accountings of all funds obtained by it from GTC hereunder and shall allow GTC to inspect Sanswire’s books and records relating thereto, during normal business hours upon prior notice to Sanswire.

2.6.           Sanswire shall account to GTC for all revenues if, as and when received in connection with the sale or use of the Airship by or to any third party at all times that GTC retains an ownership interest therein.  In order to secure such obligation, and the other covenants and obligations of Sanswire under this Agreement, and in consideration of the Purchase Price payable by GTC hereunder, as well as the option provided for in Article 3 hereof, Sanswire hereby grants upon the payment in full of the Purchase Price, GTC a first lien and security interest in and to the Airship (the “Security Interest”).  Sanswire shall promptly file all UCC financing statements required to perfect the Security Interest ( and will provide GTC with as filed copies thereof) and hereby authorizes GTC as its attorney-in-fact to file all UCC financing statements and all other documents which GTC determines are required to perfect GTC’s Security Interest in the Airship and Sanswire will fully cooperate with GTC in connection therewith. GTC will have all remedies of a secured creditor under the applicable provisions of the Uniform Commercial Code in the event of Sanswire’s breach of any of the aforementioned covenants and obligations.

ARTICLE 3
PURCHASE OPTION

Sanswire hereby grants GTC the exclusive right, at any time prior to December 31, 2010 to notify Sanswire that it will purchase Sanswire’s remaining fifty percent (50%) ownership interest in the Airship (SkySat Serial No. 0001) for $750,000 (the “Option Price”).  In such event, the Option Price shall be payable to Sanswire as follows:  $250,000 within ten (10) business days after GTC provides any such notice to Sanswire and two subsequent equal payments of $250,000 in thirty (30) day succeeding intervals thereafter. Upon receipt by Sanswire of the Option Price, it will promptly deliver to GTC a bill of sale and all other documents requested by GTC to evidence GTC’s sole ownership thereof.

ARTICLE 4
COVENANTS AND RIGHTS OF APPROVAL

4.1.            Until such time as either the Airship is sold to a third party or GTC no longer has an ownership interest in the Airship, Sanswire will not:

(a)           Grant any lien or security interest to any third party in the Airship or otherwise encumber the Airship, whether voluntarily or involuntarily;

(b)          Transfer or otherwise dispose of its ownership interest in the Airship;

(c)          Grant a license, option or any other right in or to the Airship to any third party;

(d)          Enter into any agreement (including a demonstration agreement) with any third party which in any way involves the Airship;

(e)          Modify the Airship in any way after the development work contemplated under this Agreement has been completed;

(f)           Move or remove the Airship from the Facility, without the written consent of GTC; or

(g)          Engage any engineering firm not approved by GTC to perform the development work contemplated under this Agreement.

4.2.          Sanswire shall, promptly after its receipt thereof, provide to GTC copies of all inquiries, proposals, or other communications in connection with any sale, lease, license, or other disposition or arrangement proposed by any third party with respect to the Airship.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF SANSWIRE

To induce GTC to enter into this Agreement and to consummate the transactions contemplated hereby, Sanswire hereby makes the following representations and warranties to GTC:

5.1.          Sanswire is the sole owner of the Airship and has good and marketable title to the Airship, free and clear of all liens, claims or encumbrances whatsoever.

5.2.          This Agreement has been duly and validly executed and delivered by Sanswire and constitutes the valid and binding obligation of Sanswire, enforceable against Sanswire in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

5.3.         The authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation or be in conflict with or constitute, with or without the passage of time or giving of notice, or both, a breach or default under any instrument, judgment, order, writ, decree or agreement to which the Sanswire is a party or by which it is bound.

5.4.           There is no action, suit, proceeding, or investigation pending or, to the knowledge of Sanswire, threatened against Sanswire which in any way relates to the validity of this Agreement or the right of Sanswire to enter into or to consummate this Agreement and/or the transactions contemplated hereby.

5.5.           Both the Purchase Price and the Option Price represent fair and valuable consideration for the rights granted to GTC under this Agreement.

5.6.           Sanswire has not granted any third party any right, title or interest whatsoever in or to the Airship.

5.7.           The Security Interest is a valid first perfected lien in the Airship.

ARTICLE 6
REPRESENTATIONS AND WARRANTIES OF GTC

To induce Sanswire to enter into this Agreement and to consummate the transactions contemplated hereby, GTC hereby makes the following representations and warranties to Sanswire:

6.1.           This Agreement has been duly and validly executed and delivered by GTC and constitutes the valid and binding obligation of GTC, enforceable against GTC in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

6.2.           The authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation or be in conflict with or constitute, with or without the passage of time or giving of notice, or both, a breach or default under any instrument, judgment, order, writ, decree or agreement to which the GTC is a party or by which it is bound.

6.3.           There is no action, suit, proceeding, or investigation pending or, to the knowledge of GTC, threatened against GTC which in any way relates to the validity of this Agreement or the right of GTC to enter into or to consummate this Agreement and/or the transactions contemplated hereby.

ARTICLE 7
MISCELLANEOUS

7.1.           This Agreement, including the Exhibit hereto, constitutes the sole and entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, representations, warranties, statements, arrangements and understandings, whether oral or written, express or implied, between the parties hereto with respect to the subject matter hereof and may not be changed or modified except by an instrument in writing signed by the party to be bound thereby.  No course of conduct or dealing or trade usage or custom or course of performance by the parties hereto shall constitute or be relied upon as a modification, supplement, or waiver of any provision of this Agreement. This Agreement has been subject to the mutual consultation, negotiation and agreement of the parties hereto and shall not be construed for or against either party hereto on the basis of such party having drafted this Agreement.

7.2.           Each party acknowledges that it has consulted such legal, financial, technical and other experts as it deems necessary or desirable prior to entering into this Agreement.  Each party represents and warrants that it has read, knows, understands and agrees with the terms and conditions of this Agreement.  Neither party has relied upon any oral representations of the other party in entering into this Agreement.

7.3.           All notices, consents, requests, demands and other communications required or permitted to be given under this Agreement shall be in writing and delivered personally, receipt acknowledged, or mailed by registered or certified mail, postage prepaid, return receipt requested, addressed to the parties hereto as follows (or to such other addresses as either of the parties hereto shall specify by notice given in accordance with this provision):

(i)	If to GTC, to it at:

Global Telesat Corp.
51 Lyon Ridge Road
Katonah, New York 10536
Attn: David Phipps, President and Chief Executive Officer

with a copy to:

Robert L. Blessey, Esq.
51 Lyon Ridge Road
Katonah, New York 10536

(ii)	If to Sanswire, to it at:

Sanswire Corp.
17501 Biscayne Blvd
Suite 430
Aventura, Florida 33160
Attn: Thomas Seifert, Chief Financial Officer

All such notices, consents, requests, demands and other communications shall be deemed given when personally delivered as aforesaid, or, if mailed as aforesaid, on the third business day after the mailing thereof or on the day actually received, if earlier, except for a notice of a change of address which shall be effective only upon receipt.

7.4.           Neither party hereto may assign this Agreement or its or their respective rights, benefits or obligations hereunder without the written consent of the other party hereto, except that GTC may assign any of its rights and/or obligations under this Agreement to any third party selected by it upon notice to Sanswire.

7.5.           This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.  Nothing contained in this Agreement is intended to confer upon any person or entity, other than the parties hereto, or their respective successors or permitted assigns, any rights, benefits, obligations, remedies or liabilities under or by reason of this Agreement.

7.6.           No waiver of any provision of this Agreement or of any breach thereof shall be effective unless in writing and signed by the party to be bound thereby.  The waiver by either party hereto of a breach of any provision of this Agreement, or of any representation, warranty, obligation or covenant in this Agreement by the other party hereto, shall not be construed as a waiver of any subsequent breach or of any other provision, representation, warranty, obligation or covenant of such other party, unless the instrument of waiver expressly so provides.

7.7.           This Agreement shall be governed by and construed in accordance with the laws of the State of New York with respect to agreements made and to be fully performed therein, without regard to the conflicts of laws principles thereof.  The parties hereto hereby agree that any suit or proceeding arising under this Agreement, or in connection with the consummation of the transactions contemplated hereby, shall be brought solely in a federal or state court located in the City, County and State of New York, or in any court of competent jurisdiction selected by GTC, except for any suit or proceeding seeking an equitable remedy hereunder which may be brought in any court of competent jurisdiction.  By its execution hereof, Sanswire hereby consents and irrevocably submits to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York (or any such other court of competent jurisdiction) and agrees that any process in any suit or proceeding commenced in such courts under this Agreement may be served upon it personally or by certified or registered mail, return receipt requested, or by Federal Express or other courier service, with the same force and effect as if personally served upon it in New York City (or in the City or County in which such other court is located). The parties hereto each waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense of lack of in personam jurisdiction with respect thereto.  Nothing in this Section shall affect the right of either of the parties hereto to serve legal process in any other manner permitted by law.

7.8.           The parties hereto hereby agree that, at any time and from time to time after the date hereof, upon the reasonable request of the other party hereto, they shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such further acts, deeds, assignments, transfers, conveyances, and assurances as may be reasonably required to more effectively consummate this Agreement and the transactions contemplated thereby or to confirm or otherwise effectuate the provisions of this Agreement.

7.9.           Each party hereto represents and warrants to the other that it has been represented by counsel in connection with the negotiation, preparation, and consummation of this Agreement.  Except as expressly provided in this Agreement, each of the parties hereto shall bear all of their respective costs and expenses incurred in connection with the negotiation, preparation, execution, consummation, performance and/or enforcement of this Agreement, including, without limitation, the fees and disbursements of their respective counsel.   Notwithstanding the foregoing, in the event of any action or proceeding instituted by either party hereto to enforce the provisions of this Agreement, the party prevailing therein shall be entitled to reimbursement by the other breaching party of the legal costs and expenses incurred by the prevailing party in connection therewith. For purposes hereof, “prevailing party” means the party in whose favor final judgment, after appeal (if any), is rendered with respect to the claims asserted in any such action or proceeding.

7.10.         Sanswire shall not issue any press release which includes or refers to GTC and in any way relates to this Agreement, without the prior written consent of GTC.

7.11.         This Agreement may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed an original, but all of which when taken together, shall constitute one and the same instrument.  It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.  A copy of this Agreement signed by one party and faxed to the other party shall be deemed to have been executed and delivered by the signing party as though an original.  A photocopy of this Agreement shall be effective as an original for all purposes.

7.12.         The Section headings used in this Agreement have been used for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

7.13.         If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall remain in full force and effect.

7.14.         No remedy set forth in this Agreement is exclusive of any other available remedy or remedies, whether legal or equitable, but each remedy is cumulative and in addition to every other right or remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. Either party hereto may pursue its rights and remedies concurrently or in any sequence and no exercise of one right or remedy shall be deemed to be an election.

7.15.         Unless the context of this Agreement clearly requires otherwise, the plural includes the singular, the singular includes the plural, the part includes the whole, "including" is not limiting, and "or" has the inclusive meaning of the phrase "and/or".  The words "hereof", "herein", "hereby", "hereunder" and other similar terms in this Agreement refer to this Agreement as a whole and not exclusively to any particular provision of this Agreement.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written.

SANSWIRE CORP.

By:
Thomas Seifert
Chief Financial Officer

GLOBAL TELESAT CORP.

By:
David R. Phipps, President and
Chief Executive Officer

EXHIBIT A

THE AIRSHIP

Equipment	Quantity
Gas Cells Bags	5
Envelope	1
Helium Valves	5
Cable Set	1
Blowers	9
Gas Cell Holders	5
Envelope Rigid Inserts	1
Propellers, Design, Test & Manufacture.	3
Cross Brace Structure Design & Construction for Fins & Keel Interface.	1
Keel Structure, Design & Construction.	1
Nose Mast, Design & Construction.	1
Engine Mounts (Set of 3), Structure, Design & Construction.	1

*Subject to final inspection of shipping crates

EXHIBIT B

FORM OF BILL OF SALE

This Bill of Sale (this “Bill of Sale”) is made as of __________, 2010, by Sanswire Corp., a Delaware corporation with offices at 17501 Biscayne Blvd., Suite 430, Aventura, Florida 33160  (“Sanswire”) in favor of Global Telesat Corp., a Virginia corporation with offices at 51 Lyon Ridge Road, Katonah, New York 10536 (“GTC“).

Sanswire and GTC have entered into an agreement dated April __, 2010 (the “Agreement”), pursuant to which GTC purchased a fifty percent (50%) ownership interest in the Airship.  All capitalized terms used but not defined in this Bill of Sale shall have the meanings set forth in the Agreement.

KNOW ALL MEN BY THESE PRESENTS, that Sanswire, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, by these presents does hereby grant, bargain, sell, transfer, set over, assign, convey, confirm and deliver unto GTC, a fifty percent (50%) ownership interest in and to the Airship, free and clear of all liens, claims and encumbrances whatsoever.

TO HAVE AND TO HOLD THE SAME, unto GTC and its successors and assigns forever, and Sanswire hereby represents and warrants to GTC that Sanswire has good and marketable title in and to the Airship, free and clear of all liens, claims and encumbrances whatsoever.  Sanswire also hereby represents and warrants that it has the right to sell an ownership interest in and to the Airship and will defend the title to the same unto GTC and unto its successors and assigns forever, against the claims and demands of any persons or entities whomsoever.

Sanswire agrees, upon the reasonable request of GTC, to make, execute and deliver any and all documents or instruments of any kind or character, and to perform all such other actions that may be necessary or proper and reasonable to effectuate, confirm, perform, or carry out the terms and provisions hereof.

This Bill of Sale and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to principles of conflicts of laws.

IN WITNESS WHEREOF, Sanswire has executed and delivered this Bill of Sale as of the date first written above.

SANSWIRE CORP.

By:

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